UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): January 9, 2013

BE ACTIVE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-174435	68-0678429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West 30th Street, 2nd Floor, New York, New York		10001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-736-2310

101 Middlesex Turnpike, # 0312 Suite 6, Burlington, Massachusetts 01803

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32 nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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CURRENT REPORT ON FORM 8-K

BE ACTIVE HOLDINGS, INC.

TABLE OF CONTENTS

Page

Item 2.01	Completion of Acquisition or Disposition of Assets	3
	The Merger	3
	Description of the Company	4
	Description of Our Business	4
	Forward-Looking Statements	7
	Management’s Discussion and Analysis of Financial Condition and Results of Operations	7
	Risk Factors	13
	Security Ownership of Certain Beneficial Owners and Management	19
	Executive Officers and Directors	19
	Certain Relationships and Related Transactions	23
	Unregistered Sales of Equity Securities	25
	Description of Capital Stock	26

Item 3.02	Unregistered Sales of Equity Securities	28

Item 5.01	Changes in Control of Registrant	28

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	28

Item 5.06	Change in Shell Company Status	28

Item 5.07	Submission of Matters to a Vote of Security Holders	29

Item 9.01	Financial Statements and Exhibits	29

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Item 2.01	Completion of Acquisition or Disposition of Assets

The Merger

On January 9, 2013, Be Active Holdings, Inc. f/k/a/ Super Light, Inc. (the “Company”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Be Active Brands, Inc., a privately held Delaware corporation (“Be Active”), and Be Active Acquisition Corp., the Company’s newly formed, wholly-owned Delaware subsidiary (“Acquisition Sub”). Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into Be Active, and Be Active, as the surviving corporation, became a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Merger Agreement:

•	At the closing of the Merger, an aggregate of 1,000 shares of Be Active’s Class A common stock and 299.6 shares of Be Active’s Class B common stock issued and outstanding immediately prior to the closing of the Merger were converted into securities of the Company such that all issued and outstanding shares of Be Active’s Class A and Class B common stock were converted into the right to receive an aggregate of 29,502,750 shares of the Company’s common stock $0.0001 par value per share. Under the terms of the Merger Agreement, holders of Be Active’s Class A and Class B common stock were treated equally as it relates to consideration paid in connection with the Merger.

•	Following the closing of the Merger, the Company sold an aggregate of 3,852,403 units (“Units”) in a private placement (the “Private Placement”). $419,999.88 of the Units were sold at a per Unit price of $0.23. Additionally, and included in the foregoing Unit total, an aggregate of $385,000 of bridge notes of Be Active converted into the Private Placement at per Unit price of $0.19. Each Unit consisted of (i) one share of the Company’s common stock (or, at the election of any investor who would, as a result of purchase of Units, become a beneficial owner of 5% or greater of the outstanding shares of common stock of the Company, one share of the Company’s Series A Convertible Preferred Stock) and (ii) a three year warrant to purchase shares of common stock equal to 100% of the number of shares of common stock sold in the Private Placement at an exercise price of $0.30 per share. As of January 9, 2013, no investors in the Private Placement elected to purchase Series A Convertible Preferred Stock and the Company determined not to file the Series A Convertible Preferred Stock Certificate of Designation with the Secretary of State of Delaware. In connection with the Private Placement, the Company and the investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”) whereby the Company agreed to register the share underlying the units and issuable upon exercise of warrants for resale on a Registration Statement, to be filed with the SEC within 60 days of the final closing of the Private Placement and to cause such Registration Statement to be declared effective within 120 days of the filing date.

•	Immediately following the closing of the Merger and the Private Placement, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, the Company transferred all of its pre-Merger assets and liabilities to its wholly owned subsidiary, Superlight Holdings, Inc., a Delaware corporation (“SplitCo”). Thereafter, pursuant to a Stock Purchase Agreement, the Company transferred all of the outstanding capital stock of SplitCo to a former officer and director of the Company in exchange for cancellation of an aggregate of 90,304,397 shares of the Company’s common stock held by such person (the “Split-Off”), which left 20,851,336 shares of the Company’s common stock held by persons who were stockholders of the Company prior to the Merger and which constitute the Company’s “public float” prior to the Merger that will continue to represent the shares of the Company’s common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), or the effectiveness of a further registration statement under the Securities Act, permits additional sales of issued shares.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of (i) the Merger Agreement, which is filed as Exhibit 2.1 hereto, (ii) the Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, which is filed as Exhibit 10.4 hereto and (iii) the Stock Purchase Agreement, which is filed as Exhibit 10.5 hereto, each of which is incorporated herein by reference.

The foregoing description of the Private Placement and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the (i) form of Subscription Agreement filed as Exhibit 10.1 hereto, (ii) form of Registration Rights Agreement filed as Exhibit 10.2 hereto and (iii) form of Warrant, filed as Exhibit 10.3 hereto, each of which is incorporated herein by reference.

Neither the Company nor Be Active had any options or warrants to purchase shares of their capital stock outstanding immediately prior to the closing of the Merger. The Company has adopted, and its stockholders have approved, an equity incentive plan and reserved 8,550,000 shares of its common stock for issuance as incentive awards to officers, directors, employees and other qualified persons in the future.

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Following the closing of the Merger, the closing of the Private Placement for $804,999.88 (which includes the exchange of bridge notes in the aggregate principal amount of $385,000 at a per Unit price of $0.19 into the Private Placement) and the Company’s cancellation of 90,304,397 shares in the Split-Off, there were issued and outstanding (i) 54,502,750 shares of the Company’s common stock and (ii) warrants to purchase 3,852,403 shares of the Company’s common stock. Approximately 54.4% of the issued and outstanding shares of common stock are held by the former stockholders of Be Active and approximately 7.1% are held by the investors in the Private Placement.

The shares of the Company’s common stock issued to former holders of Be Active’s common stock in connection with the Merger, and the shares of the Company’s common stock and the warrants issued in the Private Placement were not registered under the Securities Act, in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares of common stock and warrants contain a legend stating the restrictions applicable to such securities.

Changes Resulting from the Merger.  The Company intends to carry on Be Active’s business as its sole line of business.

Stockholder Approval.   The Merger and its related transactions were approved by the holders of a requisite number of shares of Be Active’s capital stock pursuant to written consents dated as of January 9, 2013. Under Delaware law, Be Active’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Be Active pay them the judicially determined fair value of their shares. Determination of fair value is based on many relevant factors that a court may consider. At January 9, 2013, no holders of shares of Be Active’s common stock had indicated their intention to seek appraisal of their shares.

Accounting Treatment. The Merger is being accounted for as a reverse-merger and recapitalization. Be Active is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Merger will be those of Be Active and will be recorded at the historical cost basis of Be Active, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of the Company and Be Active, historical operations of Be Active and operations of the Company from the closing date of the Merger.

Tax Treatment; Small Business Issuer.   The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.

Following the Merger, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the Securities and Exchange Commission.

Description of the Company

The Company was incorporated as a Delaware corporation on December 27, 2007 for the purpose of conducting market analysis on diaper usage in its target markets.  On December 28, 2012, the Company amended and restated its Certificate of Incorporation in order to authorize the change of its name to “Be Active Holdings, Inc.” from “Super Light Inc.

Be Active was incorporated in Delaware on March 10, 2009 and manufactures premium quality low-fat, low-calorie, low-carbohydrate, vitamin and probiotic enriched frozen yogurt and products under the brand name of “Jala”.   As a result of the Merger, Be Active became a wholly-owned subsidiary of the Company and the Company succeeded to the business of Be Active as its sole line of business.

Description of Our Business

As used in this Current Report on Form 8-K, all references to “the Company,” “Be Active,” “Jala,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to Be Active, as a privately owned company, and for periods subsequent to the closing of the Merger refer to the Company and its subsidiaries (including Be Active).

Introduction.

Be Active Brands, Inc. was organized under the laws of the State of Delaware on March 10, 2009.

The Company manufactures and sells low fat, low calorie, all natural probiotic enriched frozen yogurt and ice cream under the trade name "Jala" and has trademarked its Jala cow logo. Its frozen yogurt is packaged as low fat sandwiches, bars and pints, which are designed to appeal to the health conscious or weight conscious consumer.

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Following its inception, the Company commenced the manufacturing and sale of its frozen yogurt and ice cream products in the New York metropolitan area during 2009. Distribution of the Company's products has grown from a limited number of outlets in the New York metro area to over 10 supermarket chains and other retail outlets located in 10 states. The Company's products are distributed principally through warehouse distribution and a local distribution Company. The Company manufactures its product under a co-packing agreement with an ice cream manufacturer located in Lakewood, New Jersey.

The Company's executive offices are located at 220 West 30th Street 2nd Floor, New York, New York 10001, and its telephone number is 212-736-2310.

Jala Products.

The Company produces high quality, low fat, low calorie, all natural novelty frozen yogurt and ice cream products. Its proprietary frozen yogurt and ice cream are all fat-free and are a result of its proprietary recipe and the quality of the ingredients in the mix. The low fat, frozen yogurt bars, the Company's original product, remains its flagship product comprising approximately 75% of total sales during fiscal 2011, which represents $1,915,826, and 60% of total sales during the nine months ended September 30, 2012, which represents $950,019. Jala bars provide consumers with beneficial antioxidants and bacteria flora. Each bar contains approximately 10% of the recommended daily allowance for calcium and about one third of the recommended daily allowances of vitamins A, C and E with only 110 calories. Jala products are made with naturally fermented yogurt using Streptococcus thermophilus and Lactobacillus bulgaricus yogurt cultures with the addition of Lactobacillus acidophilus and Lactobacillus debrueckii bulgaricus bacteria which are clinically shown to promote a healthy digestive system. The frozen yogurt sandwich, introduced in March 2011, consists of two low fat chocolate cookies that complement the frozen yogurt. In 2012, the Company developed a Greek formula to the line and introduced Jala Low Fat Greek Frozen Yogurt in pints. The pints come in seven flavors, Blueberry, Strawberry, Vanilla, Peanut Butter, Pomegranate, Chocolate and Honey Vanilla. The pints are 120 calories per serving and contain 8 grams of protein. The frozen yogurt sandwich contains 2.5 grams of fat per serving. The fat content of the sandwiches is contained in the cookies. The Company's products are sold under the Jala trade name. Its products are currently available in more than 2,000 stores principally throughout the New England, Mid-Atlantic and Southeastern regions.

The Company promotes brand recognition by packaging its products in a unique and distinctive manner. Each package prominently displays the Jala trade name. The frozen yogurt sandwiches are packaged in clear plastic sealed trays in packages of six. The trays are shrink-wrapped in a clear polywrap for freshness and product protection. Flavor combinations are: vanilla/chocolate and vanilla. In 2013, we plan on introducing several new flavors for the frozen yogurt sandwiches. The bars contain four individually wrapped bars per box. Bar flavor combinations are vanilla blueberry, vanilla pomegranate and a fudge bar.

Markets.

The Company participates in the ice cream market which is part of a broader frozen dessert market. The Company's frozen yogurt sandwich and bars are considered novelty ice cream products. Novelty items are separately packaged single servings of a frozen dessert that may or may not contain dairy ingredients. The Food and Drug Administration, which regulates the standards for many foods, has set labeling requirements concerning fat content in ice cream and frozen yogurt. Based upon these requirements, the Company's frozen yogurt sandwich falls within the "low fat" ice cream category, while the bar is a "reduced fat" product. Low fat ice cream contains a maximum of three grams of fat per serving. Reduced fat ice cream contains at least 25% less total fat than the original full fat product (either an average of leading brands, or the company's own brand).

Industry data indicates that over 1.5 billion gallons of ice cream and related frozen desserts were produced in 2011. Of that amount, reduced fat, light and low-fat products accounted for 20% of the market. (Source: International Dairy Foods Association).

Sales and Distribution.

The Company sells its products principally to supermarkets, and to a lesser extent to convenience and other foods stores. Distribution is made through warehouse facilities and commissioned food brokers. The Company has special Vendor Status with C&S Wholesale Grocers allowing full control over inventory and product movement over most of the Northeast Region. As of December 31, 2011, the Company's products were sold at approximately 2,000 retail outlets located in 10 states. The Company markets its products principally through in-store advertising and promotions. During 2011, the Company expanded its distribution to approximately 2,100 new supermarket locations throughout the Eastern region of the United States and in Texas.

The Company believes its business generally experiences highest volumes during the winter and spring months and lowest volumes during the late summer and fall months.

The Company generally enters a new market with three flavors of its bars and two flavors of its frozen yogurt sandwich. Thereafter, dependent upon the level of sales from the introduced product and available cash for slotting fees, additional products may be introduced to the existing market. The Company has experienced strong product demand and loyalty in each geographical market that it has entered. The Company believes that product demand is generated principally by its unique product packaging and in store promotions. The Company also believes that its proprietary mix, which delivers a rich and creamy taste with little fat content, creates strong customer loyalty.

Advertising and marketing generally has been in the form of coupons or advertisements in supermarket flyers.

5

The Company attracts new markets through the independent efforts of its principal officers. In each new market, the Company generally will be required to pay slotting fees to the supermarket for shelf space. These fees are common in most segments of the food industry and vary from chain to chain. Supermarket chains generally are reluctant to give up shelf space to new products when existing products are performing. During the twelve months ended December 31, 2011, the Company paid approximately $152,000 (or 6% of gross revenues) in slotting fees and during the nine months ended September 30, 2012, the Company paid approximately $35,100 (or 2% of gross revenues) in slotting fees. Consequently, the expansion of the Company to new markets, if any, may be constrained by cash available to pay for slotting fees.

Manufacturing Process.

The Company’s frozen yogurt sandwiches and bars are manufactured through a co-packing arrangement with Mr. Cookie Face, Inc., of Lakewood, New Jersey. For quality assurance purposes, the Company's product is tested by the manufacturer at each production run. The Company believes that the manufacturer's capacity will meet the Company’s projected production requirements for the foreseeable future. The Company’s low fat Greek frozen yogurt pints are manufactured through a co-packing arrangement with Ronny Brook Farms. It’s arrangements with both manufacturers is not exclusive, and the Company believes that it could use other manufacturers if necessary or advantageous. Under its contract, the Company pays the manufacturer a fixed fee per case for manufacturing and packing the product. The Company may cancel the agreement on 30 days’ notice at any time. The Company purchases some of its raw materials and packaging supplies from single sources; however, it believes that alternate supply sources are available throughout the country at competitive prices. The Company has not experienced shortages in the procurement of raw materials or packaging.

During fiscal year ending December 31, 2011, the Company did not expend any amounts on research and development costs.  During the nine months ended September 30, 2012, the Company did not expend any amounts on research and development costs.

Regulation.

The Company is subject to regulation by various governmental agencies, including the U.S. Food and Drug Administration and the U.S. Department of Agriculture. The Company's manufacturer must comply with federal and local environmental laws and regulations relating to air quality, waste management and other related land use matters. The FDA also regulates finished products by requiring disclosure of ingredients and nutritional information. The FDA can audit the Company or its manufacturer to determine the accuracy of our disclosure. State laws may also impose additional health and cleanliness regulations on our manufacturers.

The Company believes that it and its manufacturer are currently in compliance with these laws and regulations and has passed all regulatory inspections necessary for it to sell its product in its current markets. The Company believes that the cost of compliance with applicable governmental laws and regulations is not materially adverse to its business.

Competition.

The Company's business is highly competitive. The Company's products compete on the basis of brand image, quality, and breadth of flavor selection, price, and amount of fat content. Most frozen yogurt and ice cream manufacturers, including full line dairies, the major grocery chains and the other independent ice cream processors, are capable of manufacturing and marketing high quality, low fat or reduced fat frozen yogurt and ice creams. Furthermore, there are relatively few barriers to new entrants in the frozen yogurt and ice cream business. Existing competition includes low fat or reduced fat novelty products offered by Ben and Jerry’s, Ciao Bella, Yasso, Stonyfield, as well as "private label" brands produced by or for the major supermarket chains. In addition, the Company also competes with frozen desserts such as frozen yogurt and sorbet manufactured by Dannon, Healthy Choice and others. Many of these competitive products are manufactured by large national or international food companies, with significantly greater resources than that of the Company. The Company expects strong competition to continue in the form of price, competition for adequate distribution and limited shelf space. However, despite these factors, the Company believes that the taste and quality of its products and its unique product packaging will enable it to effectively compete in its market.

Product Liability.

The Company is engaged in a business that could expose it to possible claims for personal injury resulting from contamination of its frozen yogurt and ice cream. While the Company believes that through regular product testing the quality of its products are carefully monitored, it may be subject to liability due to customer or distributor misuse or storage. The Company maintains product liability insurance against certain types of claims in amounts which it believes to be adequate. The Company also maintains an umbrella insurance policy that it believes to be adequate to cover claims made above the limits of its product liability insurance. Although no claims have been made against the Company or its distributors to date and the Company believes its current level of insurance to be adequate for its present business operations, there can be no assurances that such claims will not arise in the future or that the Company's policies will be sufficient to pay for such claims.

Proprietary Rights.

The Company owns the registered trade name Jala and the trademark Jala cow. In addition, the Company relies on trade secrets to protect its proprietary mix formulation.

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Employees.

As of January 9, 2013, the Company has 3 full-time employees, who are its Executive Officers. The Company has no collective bargaining agreements with its employees and believes its relations with its employees are good.

Facilities.

The Company's executive offices are located at 220 West 30th Street 2nd Floor, New York, New York 10001. The premises are used on a month to month rent basis as a related party is the tenant to the space. For the periods ended September 30, 2012 and 2011, rent paid was $0 and $10,500, respectively. For the year ended December 31, 2011 and 2010, rent paid was $10,500 and $0, respectively. The Company anticipates re-locating its office in 2013.

Legal Proceedings

We are not involved in any pending legal proceeding or litigations and, to the best of our knowledge, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on the Company.

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address our growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Company Overview

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control.  See “Forward-Looking Statements.” Our actual results may differ materially.

Be Active Brands, Inc. was incorporated on March 10, 2009 under the laws of the State of Delaware. Be Active manufactures and sells low fat, low calorie, all natural probiotic enriched frozen yogurt and ice cream under the trade name "Jala" and has trademarked its Jala cow logo. Its frozen yogurt is packaged as low fat sandwiches, bars and pints, which are designed to appeal to the health conscious or weight conscious consumer.

Following its inception, the Company commenced the manufacturing and sale of its frozen yogurt and ice cream products in the New York metropolitan area during 2009. Distribution of the Company's products has grown from a limited number of outlets in the New York metro area to over 10 supermarket chains and other retail outlets located in 10 states. The Company's products are distributed principally through warehouse distribution and a local distribution Company. The Company manufactures its product under a co-packing agreement with an ice cream manufacturer located in Lakewood, New Jersey.

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Results of Operations

The Year Ended December 31, 2011 Compared to the Year ended December 31, 2010

The following table presents the results of operations of Be Active for the year ended December 31, 2011 compared to the year ended December 31, 2010.

	December 31,
	2011	2010

Net Sales	$1,421,954	$877,705
Cost of Goods Sold	1,506,921	584,319
Gross (Loss) Profit	(84,967)	293,386

Operating Expenses:
Selling Expenses	717,350	383,854
General and administrative	458,459	84,285
Depreciation and amortization	308	514
	1,176,117	468,653

Loss from operations before other expenses	(1,261,084)	(175,267)

Other Expenses:
Interest expense, net	6,992	3,270
Loss on sale of bonds	6,922	0
Miscellaneous expense	2,496	0
	16,410	3,270

Net loss	$(1,277,494)	$(178,537)

Sales

Gross Sales were $2,571,977 and $1,071,020 for the years ended December 31, 2011 and December 31, 2010, respectively. Reconciling items that included sales discounts, returns and allowances, trade spending, and slotting fees totaled $1,150,023 and $193,315 for the years ended December 31, 2011 and December 31, 2010, respectively. Gross sales increased $1,500,957 or 140%, the increase is primarily attributable to an increase in the product line and increased distribution.

Cost of Goods Sold

Cost of goods sold for the year ended December 31, 2011 increased to $1,506,921 from $584,319 for the year ended December 31, 2010, an increase of $922,602 or 158%. The increase is primarily attributable to increased sales volume and an increase in the product line.

Gross (Loss) Profit

Gross (loss) profit for the year ended December 31, 2011 was a loss of $(84,967), as compared to a profit of $293,386 for the year ended December 31, 2010, a decrease of $(378,353) or -129%. The decrease of gross profit was attributable to a significant increase in trade spend necessary to achieve an increase in sales and market share.

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Operating Expenses

Operating expenses consist of selling, general and administrative expenses, and depreciation and amortization expense for the year ended December 31, 2011 increased to $1,176,117 from $468,653 for the year ended December 31, 2010, an increase of $707,464 or 151%. The increase is primarily attributable to increased sales volume.

Selling expenses consist primarily of advertising, promotion and marketing fees. Selling expenses for the year ended December 31, 2011 increased to $717,350 from $383,854 for the year ended December 31, 2010, an increase of $333,496 or 87%.  The increase is primarily attributable to increased sales volume.

General and administrative expenses consist primarily of office, utilities, computer, internet, travel, insurance expenses.  General and administrative expenses for the year ended December 31, 2011 increased to $458,459 from $84,285 for the year ended December 31, 2010, an increase of $374,174or 444%. The increase is primarily attributable to the increased sales volume.

Other Expenses

Other expenses were $16,410 for the year ended December 31, 2011, as compared to $3,270 for the year ended December 31, 2010, an increase of $13,140 or 402%, as a result of increased interest expense and a loss on the sale of bonds.

Net Loss

Net loss for the year ended December 31, 2011 increased to $(1,277,494) from $(178,537) for year ended December 31, 2010, an increased loss of $(1,098,957) or -616%.

Three Months Ended September 30, 2012 Compared to Three Months Ended September 30, 2011

	September 30,
	2012	2011

Net Sales	$950,135	$1,169,123
Cost of Goods Sold	986,929	1,233,072
Gross (Loss) Profit	(36,794)	(63,949)

Operating Expenses:
Selling Expenses	233,500	558,369
General and administrative	379,344	372,237
Depreciation and amortization	231	231
	613,075	930,837

Loss from operations before other expenses	(649,869)	(994,786)

Other Expenses:
Interest expense, net	8,730	5,519
Miscellaneous expense	104	2217
	8,834	7,736

Net loss	$(658,703)	$(1,002,522)

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Sales

Gross Sales was $275,039 and $748,466 for the three months ended September 30, 2012 and September 30, 2011, respectively. Reconciling items that included sales discounts, returns and allowances, trade spending, and slotting fees totaled $41,064 and $297,455 for the nine months ended September 30, 2012 and September 30, 2011, respectively. Gross sales decreased $(473,427) or -63%, the decrease is primarily attributable to a lack of capital.

Cost of Goods Sold

Cost of goods sold for the three months ended September 30, 2012 decreased to $175,686 from $436,548 for the three months ended September 30, 2011, a decrease of $260,862 or 59%. The decrease is primarily attributable to decreased production caused by a lack of capital.

Gross Profit

Gross profit for the three months ended September 30, 2012 was a profit of $58,289 as compared to a profit of $14,463 for the three months ended September 30, 2011, an increase of $43,826 or 303%. The increase of gross profit was attributable to a significant reduction in trade spending.

Operating Expenses

Operating expenses consist of selling, general and administrative expenses and depreciation and amortization expense for the three months ended September 30, 2012 decreased to $227,172 from $295,585 for the three months ended September 30, 2011, a decrease of $68,413 or 23%. The decrease is primarily attributable to officer’s foregoing their salaries and other expense reductions.

Selling expenses consist primarily of advertising, promotion and marketing fees. Selling expenses for the three months ended September 30, 2012 decreased to $55,928 from $170,027 for the three months ended September 30, 2011, a decrease of $114,099 or 67%.  The decrease is primarily attributable to decreased sales volume.

General and administrative expenses consist primarily of office, utilities, computer, internet, travel, insurance expenses.  General and administrative expenses for the three months ended September 30, 2012 increased to $171,033 from $125,481 for the three months ended September 30, 2011, an increase of $45,552 or 36%. The increase is primarily attributable to increased professional fees related to the capital raise.

Non-Operating Expense

Non-Operating expense was $4,210 in the three months ended September 30, 2012, as compared to $1,830 for the three months ended September 30, 2011, an increase in expense of $2,380 or 130%, as a result of increased interest expense.

Net Loss

Net loss for the three months ended September 30, 2012 decreased to $(173,093) from $(282,952) for three months ended September 30, 2011, a decreased loss of $(109,859) or 39%.

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Nine Months Ended September 30, 2012 Compared to Nine Months Ended September 30, 2011

	Three	Three
	Months	Months
	Ended	Ended
	September	September
	30, 2012	30, 2011

Net Sales	$233,975	$451,011
Cost of Goods Sold	175,686	436,548
Gross Profit	58,289	14,463

Operating Expenses:
Selling Expenses	55,928	170,027
General and administrative	171,033	125,481
Depreciation and amortization	211	77
	227,172	295,585

Loss from operations before other expenses	(168,883)	(281,122)

Other Expenses:
Interest expense, net	4,210	1,830
	4,210	1,830

Net loss	$(173,093)	$(282,952)

Sales

Gross Sales was $1,582,063 and $2,125,778 for the nine months ended September 30, 2012 and September 30, 2011, respectively. Reconciling items that included sales discounts, returns and allowances, trade spending, and slotting fees totaled $631,928 and $956,655 for the nine months ended September 30, 2012 and September 30, 2011, respectively. Gross sales decreased $(543,715) or -26%, the decrease is primarily attributable to a lack of capital.

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Cost of Goods Sold

Cost of good sold for the nine months ended September 30, 2012 decreased to $986,929 from $1,233,072 for the nine months ended September 30, 2011, a decrease of $(246,143) or -20%. The decrease is primarily attributable to decreased production from a lack of capital.

Gross Loss

Gross loss for the nine months ended September 30, 2012 was a loss of $(36,794) as compared to a loss of $(63,949) for the nine months ended September 30, 2011, an increase of $27,155 or 42%. The decrease in gross loss was attributable to decreased production.

Operating Expenses

Operating expenses consist of selling, general and administrative expenses, and depreciation and amortization expense for the nine months ended September 30, 2012 decreased from $613,075 from $930,837 for the nine months ended September 30, 2011, a decrease of $(317,762) or -34%. The decrease is primarily attributable to decreased sales and production due to lack of capital.

Selling expenses consist primarily of advertising, promotion and marketing fees. Selling expenses for the nine months ended September 30, 2012 decreased to $233,500 from $558,369 for the nine months ended September 30, 2011, a decrease of $(324,869) or 58%.  The decrease is primarily attributable to decreased sales and production due to lack of capital.

General and administrative expenses consist primarily of office, utilities, computer, internet, travel, insurance expenses.  General and administrative expenses for the nine months ended September 30, 2012 increased to $379,344 from $372237 for the nine months ended September 30, 2011, an increase of $7,107 or 2%. The increase is primarily attributable to an increase in professional fees and a decrease in officer’s salaries.

Non-Operating Expense

Non-Operating expense was $8,834 in the nine months ended September 30, 2012, as compared to $7,736 for the nine months ended September 30, 2011, an increase in expense of $1,098 or 14%, as a result of an increase in interest expense.

Net Loss

Net loss for the nine months ended September 30, 2012 decreased to $(658,703) from $(1,002,522) for nine months ended September 30, 2011, a decreased loss of $(343,819) or -34%.

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Capital Resources and Liquidity

Be Active’s total assets at September 30, 2012 were $353,777 and total liabilities were $1,081,219, all of which were current.  Significant losses from operations have been incurred since inception and there is an accumulated deficit of $(2,226,442) as of September 30, 2012.  Continuation as a going concern is dependent upon attaining capital to achieve profitable operations while maintaining current fixed expense levels.

Be Active holds a revolving credit facility at Signature Bank for $200,000, with interest at prime rate plus 4% per annum. As of December 31, 2011 and 2010, the principal balance was $188,001 and $141,079, respectively.  As of September 30, 2012 and 2011, the principal balance was $198,001 and $187,079, respectively.

Off Balance Sheet Arrangements

We do not engage in any activities involving variable interest entities or off-balance sheet arrangements.

Recent Accounting Pronouncements

See Note 2 of our Audited and Interim Financial Statements, included as Exhibits 99.1 and 99.2, respectively, to this Current Report.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business

We are a new company with a short operating history and have only lost money.

Be Active Brands, Inc. was formed in March 2009. Our operating history consists of starting our brands, marketing and distribution of our products. We have only shown a loss of money from operations because of the expenses we have incurred in manufacturing, selling and maintaining the administration of the Be Active. There is a strong possibility that we will not be able to sell enough of our products to cover or exceed our expenses.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have not generated enough revenues to exceed our expenses.  As an early stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. There can be no assurance that our efforts will be successful or that we will ultimately be able to attain profitability.

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We will need to obtain additional financing to fund our exploration program.

We do not currently have enough cash flow to operate our business.  We will therefore need additional capital (i) to pay slotting fees for supermarket shelf space, (ii) to purchase ingredients and packaging supplies for our co-packers, (iii) to pay co-packers for their services, (iv) to cover general and administrative overhead and (v) to repay outstanding debt and pay interest charges on outstanding debt.  Therefore we will be dependent upon additional capital in the form of either debt or equity to continue our operations and expand our products to new markets.  At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them.  We cannot give any assurances that we will be able to arrange enough investment within the time the investment is required or that if it is arranged, that it will be on favorable terms.  If we cannot get the needed capital, we may not be able to become profitable and may have to curtail or cease our operations.

We depend heavily on key personnel.

We believe our success depends heavily on the continued active participation of our current executive officers.  If we were to lose the services of our executive officers, the loss could have a material adverse effect upon our business, financial condition or results of operations.  In addition, to achieve our plans for future growth we will need to recruit, hire, train and retain other highly qualified technical and managerial personnel.  Competition for qualified employees is intense, and if we cannot attract, retain and motivate these additional employees their absence could have a materially adverse effect on our business, financial condition or results of operations.

We face strong competition from larger and better-capitalized companies.

Our business is very competitive.  Large national or international food companies, with significantly greater resources than we have, manufacture competing products.  We expect to continue experiencing strong competition from these larger companies in the form of price, competition for adequate distribution and limited shelf space.

In addition, these larger competitors may be able to develop and commercialize new products to compete directly against our products, which may render our products obsolete.  If we cannot successfully compete, our marketing and sales will suffer and we may not ever be profitable.

Our products are new and unproven.

We sell our products only in a limited number of stores and the products are therefore relatively unknown.  Initial sales have been good in stores where we currently have our products, but we cannot give any assurance that our products will be accepted in other markets we will try to reach.

We do not have any patent protection for our intellectual property.

Our intellectual property consists of a proprietary recipe and manufacturing process.  Together these two elements give us the ability to manufacture foods traditionally high in fat and added sugar without fat or added sugar.  We decided not to seek a patent for this recipe and process, and the time for us to be able to seek patent protection for our process and recipe has passed.  We believe that by treating the recipe and manufacturing process as a trade secret, we will have greater protection than a patent would give us, because a patent would become public knowledge.  As a result, the only legal protection for our intellectual property is protection as a trade secret and our trademarks for our “Jala” brand.  If our competitors were to learn our trade secrets, or develop their own methods of manufacturing competitive products, we might not be able to become profitable.

We may become subject to potential claims for product liability.

Our business could expose us to claims for personal injury from contamination of our products.  We believe that the quality of our products is carefully monitored through regular product testing, but we may be subject to liability as a result of customer or distributor misuse or storage.  The Company maintains product liability insurance against certain types of claims in amounts which it believes to be adequate. The Company also maintains an umbrella insurance policy that it believes to be adequate to cover claims made above the limits of its product liability insurance. Although no claims have been made against the Company or its distributors to date and the Company believes its current level of insurance to be adequate for its present business operations, there can be no assurances that such claims will not arise in the future or that the Company's policies will be sufficient to pay for such claims.

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The costs of complying with government regulations may in the future reduce our profit potential.

Our industry is highly regulated by the Federal government, as well as by State and local governments.  We are subject to regulation at the federal level by the U.S. Food and Drug Administration and the U. S. Department of Agriculture. Manufacturers of our products must also comply with all federal and local environmental laws and regulations relating to air quality, waste management and other related land use matters.  The FDA also regulates finished products by requiring disclosure of ingredients and nutritional information.

State and local laws may impose additional health and cleanliness regulations on our manufacturers.  We believe that presently the cost of complying with all of the applicable Federal, State and local governmental laws and regulations is not material to our business.  However, to the extent that complying with all of the applicable laws and regulations becomes more burdensome, compliance requirements may adversely affect our profitability by increasing our cost of doing business.

We must rely on a number of smaller ice cream distributors, rather than large distributors to distribute our products.

We do not presently have any independent capability to distribute our own product, and we do not believe it is feasible to develop our own distribution business.  Consolidation within the ice cream industry has made it more difficult to distribute ice cream products not affiliated with large ice cream distributors.   In addition, in some markets the largest ice cream companies control substantially all of the ice cream distribution to supermarkets.  Therefore, we must work with a number of independent ice cream distributors, rather than a few large distributors, to distribute our products, both regionally and nationally.  Our need to rely upon smaller distributors limits our ability to distribute our products and/or makes that distribution more costly.

Increases in prices of commodities needed to manufacture our product could adversely affect profitability.

The ingredients and materials needed to manufacture and package our products are subject to the normal price fluctuations of the commodities markets.  Any increase in the price of those ingredients and materials that cannot be passed along to the consumer will adversely affect our profitability.  Any prolonged or permanent increase in the cost of the raw ingredients to manufacture our products may in the long term make it more difficult for us to earn a profit.

Our business may be affected by factors outside of our control.

Our ability to increase sales, and to profitably distribute and sell our products, is subject to a number of risks, including changes in our business relationships with our principal distributors, competitive risks such as the entrance of additional competitors into our markets, pricing and technological competition, risks associated with the development and marketing of new products in order to remain competitive and risks associated with changing economic conditions and government regulation.

Difficulties we may encounter managing our growth could adversely affect our results of operations.

We expect that we may experience a period of rapid and substantial growth that may place a strain on our administrative infrastructure. As our business needs expand, we intend to hire a significant number of employees. This expansion may place a significant strain on our managerial and financial resources. To manage the expected growth of our operations and personnel, we will be required to:

•	improve existing, and implement new, operational, financial and management controls, reporting systems and procedures;

•	install enhanced management information systems; and

•	train, motivate and manage our employees.

We may not be able to install adequate management information and control systems in an efficient and timely manner, and our current or planned personnel, systems, procedures and controls may not be adequate to support our future operations. If we are unable to manage growth effectively, our business would be seriously harmed.

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Risks Relating to our Organization and our Common Stock

Exercise of options and warrants and/or conversion of preferred stock will dilute your percentage of ownership.

We have reserved for issuance options to purchase up to an aggregate of 8,550,000 shares of common stock under our 2013 Equity Incentive Plan.  We also have warrants to purchase 3,852,403 shares of our common stock issued and outstanding.  In the future, we may grant additional stock options, warrants and convertible securities. The exercise or conversion of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

As a result of the Merger, Be Active became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability to grow.

As a result of the Merger, Be Active became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the Securities and Exchange Commission (including reporting of the Merger) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Be Active had remained privately held and did not consummate the Merger.

The Sarbanes-Oxley Act and new rules subsequently implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2013 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Our stock price may be volatile.

The stock market in general has experienced volatility that often has been unrelated to the operating performance of any specific public company. The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	limited “public float” in the hands of a small number of persons who sales or lack of sales could result in positive or negative pricing pressure on the market prices of our common stock;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments;

●	economic and other external factors; and

●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

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We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

To date there has been no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. We received approval from FINRA for our stock to be listed on the Over-the-Counter Bulletin Board on January 9, 2012. Our ticker symbol is “JALA”. But, there is currently no trading market in our securities. If, for any reason, however, our securities become ineligible for continued quotation on the OTC Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities. Should we fail to satisfy the standards of the OTC Bulletin Board and our common stock is suspended from quotation on the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility. Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose common stock is not listed on The Nasdaq Stock Market or other national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our common stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for our company. These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described. We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning us. We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods. Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control. Our investors may be willing, from time to time, to encourage investor awareness through similar activities. Investor awareness activities may also be suspended or discontinued which may impact the trading market of our common stock.

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The Securities and Exchange Commission and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of “pump and dump” activities may exist, such as rapid share price increases or decreases. We and our shareholders may be subjected to enhanced regulatory scrutiny due to the small number of holders who initially will own the registered shares of our common stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold which have often been associated with improper activities concerning penny-stocks, such as the OTC Bulletin Board or the OTCQB Marketplace (Pink OTC) or pink sheets. Until such time as the restricted shares of the Company are registered or available for resale under Rule 144, there will continue to be a small percentage of shares held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market. The Supreme Court has stated that manipulative action is a term of art connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities. Often times, manipulation is associated by regulators with forces that upset the supply and demand factors that would normally determine trading prices. A small percentage of our outstanding common stock will initially be available for trading, held by a small number of individuals or entities. Accordingly, the supply of common stock for sale will be extremely limited for an indeterminate amount of time, which could result in higher bids, asks or sales prices than would otherwise exist. Securities regulators have often cited thinly-traded markets, small numbers of holders, and awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases. There can be no assurance that our or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock, will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of stock.

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Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of January 9, 2013 regarding the beneficial ownership of our common stock, taking into account the consummation of the Merger and the Split-off, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o Be Active Holdings, Inc., 220 West 30th St. 2nd Floor, New York, New York 10001.  Shares of common stock subject to options, warrants, conversion rights or other rights currently exercisable or exercisable within 60 days of January 9, 2013, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned (1)
Executive Officers and Directors :
Marc Wexler	6,839,556	12.6%
Saverio Pugliese	6,839,556	12.6%
David Wolfson	454,028	0.8%
Joseph Rienzi	6,839,556	12.6%
All executive officers and directors as a group (4 persons)	20,972,696	38.6%

 ________________________

(1)	Based on 54,206,489 shares of our common stock issued and outstanding as of January 9, 2013.

Executive Officers and Directors

The following persons are our executive officers and directors as of January 9, 2013 and hold the positions set forth opposite their respective names.

Name	Age	Position
Marc Wexler	50	Chief Executive Officer and Chairman
Saverio Pugliese	46	President and Director
David Wolfson	51	Chief Financial Officer and Director
Joseph Rienzi	42	Secretary and Director

Marc Wexler

Mr. Wexler, age 50, our Chief Executive Officer and Chairman since January 9, 2013, was the co-founder of and served as Chief Executive Officer of Be Active Brands, Inc. since its inception on March 10, 2009. From July 2004 to March 2009, Mr. Wexler was a consultant to various companies in the ice cream industry. From January 27, 1994 to July 2004, Mr. Wexler was co-founder of and served as Chief Executive Officer of Silhouette Brands, Inc., a company specializing in manufacturing and selling fat free, novelty ice cream under the trade name "Silhouette" with the Skinny Cow logo. As a result of his experiences, Mr. Wexler brings to the Company extensive experiences in the frozen ice cream business, along with strong management, sales and marketing skills. After earning a Bachelor of Arts degree in economics at Rutgers University in 1984, Mr. Wexler, was hired by DBS Advisory, a consulting firm in the spirits industry

Saverio Pugliese

Mr. Pugliese, age 46, our President and Director since January 9, 2013, was the co-founder of and served as President of Be Active Brands, Inc. since its inception on March 10, 2009. From July 2004 to March 2009, Mr. Pugliese was a consultant to various companies in the ice cream industry and invested in an ice cream distribution company. From January 27, 1994 to July 2004, Mr. Pugliese was co-founder of and served as President of Silhouette Brands, Inc., a company specializing in manufacturing and selling fat free, novelty ice cream under the trade name "Silhouette" with the Skinny Cow logo. As a result of his experiences, Mr. Pugliese brings to the Company extensive experiences in the frozen ice cream business, along with strong sales and marketing skills. While earning an Associate’s Degree in business from Nassau Community College in 1986, he founded SD Brands, Inc., and began manufacturing and marketing “Slender Delight Non Fat Ice Cream”, a soft serve ice cream mix.

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David Wolfson

Mr. Wolfson, age 51, our Chief Financial Officer and Director since January 9, 2013, served as Chief Financial Officer of Be Active Brands, Inc. since its inception on March 10, 2009. From July 2004 through the present time, Mr. Wolfson, while partnering with Mr. Wexler and Mr. Pugliese, managed the New York offices of his CPA firm, Schulman Wolfson & Abruzzo, LLP. Mr. Wolfson served as the in-house accountant of Silhouette Brands Inc. from 1996 to July 2004. After earning a Bachelor of Science degree in accounting at S.U.N.Y Binghamton in 1983, Mr. Wolfson was employed by a local CPA firm. He attained his CPA license in 1990. Mr. Wolfson was chosen to be a director of the Company based on his knowledge and familiarity with Be Active Brands since its inception.

Joseph Rienzi

Mr. Rienzi, age 42, our Secretary and Director since January 9, 2013, served as Vice President and Secretary of Be Active Brands, Inc. since its inception on March 10, 2009. Prior to Be Active, Mr. Rienzi served as Executive Vice President of Rienzi & Sons, Inc., a company specializing in importing, farming, production and distribution of Italian foods worldwide. As a result of his experiences, Mr. Rienzi brings to the Company extensive experiences in the supermarket business, along with strong sales, marketing and promotional skills. Mr. Rienzi’s received his higher education at St. John’s University, graduating with an M.B.A. in Executive Management as well as Executive Programs from Harvard, M.I.T. and Universita di L’Aquila in Italy.

On January 9, 2013, pursuant to the Merger, Glenn Kesner resigned his positions as President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer, as well as his position serving on the Company’s Board of Directors. Mr. Rienzi’s resignation was not as a result of any disagreements with the Company. In addition, Mr. Wexler was appointed and elected as Chief Executive Officer and Chairman of the Company, Mr. Pugliese was appointed and elected as President and Director of the Company, Mr. Wolfson was appointed and elected Chief Financial Officer and Director and Mr. Rienzi was appointed and elected as Secretary and Director.

Our directors hold office until the earlier of their death, resignation or removal or until their successors have been qualified.

There are no family relationships between any of our directors and our executive officers.

Involvement in Certain Legal Proceedings

Except as set forth in the director and officer biographies above, to the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

•	the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Corporate Governance

Meetings and Committees of the Board of Directors

Our Board of Directors did not hold any formal meeting during the year ended December 31, 2012.

We currently do not maintain any committees of the Board of Directors. Given our size and the development of our business to date, we believe that the board through its meetings can perform all of the duties and responsibilities which might be contemplated by a committee.  Except as may be provided in our bylaws, we do not currently have specified procedures in place pursuant to which whereby security holders may recommend nominees to the Board of Directors.

Board Leadership Structure and Role in Risk Oversight

One person currently holds the positions of Chief Executive Officer and Chairman of the Board of Directors. The Board of Directors does not have a policy on whether or not the roles of the Chief Executive Officer and Chairman should be separate.  Instead, the Company’s By-Laws provide that the same person may hold two or more offices.  Accordingly, the Board reserves the right to vest the responsibilities of the Chief Executive Officer and Chairman in the same person or in two different individuals depending on what it believes is in the best interest of the Company.   The Board has determined that the consolidation of these roles is appropriate because it allows Mr. Wexler to bring a wider perspective to the deliberations of the Board of Directors on matters of corporate strategy and policy.  The Board believes that there is no single Board of Directors leadership structure that would be most effective in all circumstances and therefore retains the authority to modify this structure to best address the Company’s and the Board of Directors’ then current circumstances as and when appropriate.

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Our Board of Directors is primarily responsible for overseeing our risk management processes.  The Board of Directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board of Directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our company, our company’s management is responsible for day-to-day risk management processes. Although all members of the Board of Directors also hold management positions, the recognition by each member of their dual roles addresses the risks facing our company and our Board believed the leadership structure is effective.

Board Diversity

While we do not have a formal policy on diversity, our Board considers diversity to include the skill set, background, reputation, type and length of business experience of our Board members as well as a particular nominee’s contributions to that mix.  Although there are many other factors, the Board seeks individuals with experience on public company boards as well as experience with advertising, marketing, legal and accounting skills.

Board Assessment of Risk

Our risk management function is overseen by our Board.  Our management keeps our Board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect the Company, and how management addresses those risks.  Mr. Wexler, our Chairman and our Chief Executive Officer works closely with the Board once material risks are identified on how to best address such risk.  If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment. The Board focuses on these key risks and interfaces with management on seeking solutions.

Board Independence

We currently have four directors serving on our board of directors.   We are not a listed issuer and, as such, are not subject to any director independence standards.  Using the definition of independence set forth in the rules of the NYSE MKT, none of our directors would be considered independent.

Code of Ethics

We have not yet adopted a Code of Ethics although we expect to as we develop our infrastructure and business.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our chief executive officer and chief financial officer.  No other executive officer had annual compensation in excess of $100,000 during the last two fiscal years.

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Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Marc Wexler, Chief Executive Officer and Chairman (1)	2011	88,000	--	--	--	--	--	--	88,000
	2012	5,000	--	--	--	--	--	--	5,000
Sam Pugliese, President and Director (2)	2011	88,000	--	--	--	--	--	--	88,000
	2012	5,000	--	--	--	--	--	--	5,000
David Wolfson, Chief Financial Officer and Director (3)	2011	--	--	--	--	--	--	--	--
	2012	--	--	--	--	--	--	--	--
Glenn Kesner (4)	2011	--	--	--	--	--	--	--	--
	2012	--	--	--	--	--	--	--	--
Zeev Joseph Kiper (5)	2011	--	--	--	--	--	--	--	--
	2012	--	--	--	--	--	--	--	--
Hana Abu (6)	2011	--	--	--	--	--	--	--	--
	2012	--	--	--	--	--	--	--	--

___________

(1)	Chief Executive Officer and Director of Be Active since March 10, 2009. Appointed Chief Executive Officer and Chairman of the Company on January 9, 2013.
(2)	President and Director of Be Active since March 10, 2009. Appointed President and Director of the Company on January 9, 2013.
(3)	Chief Financial Officer and Director of Be Active since March 10, 2009. Appointed Chief Financial Officer and Director of the Company on January 9, 2013. Compensation does not include payments by Be Active to Schulman Wolfson & Abruzzo, LLP, a public accounting firm that provides consulting (non-auditing) services to Be Active. Mr. Wolfson is a partner of Schulman Wolfson & Abruzzo, LLP.
(4)	Former President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director from August 7, 2012 to January 9, 2013.
(5)	Former President, Treasurer and Director from January 22, 2008 to August 7, 2012.
(6)	Former Secretary and Director from October 9, 2008 to August 7, 2012.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards issued to our named executive officers as of December 31, 2011 or December 31, 2012.

Stock Incentive Plan

Our board and a majority of our shareholders adopted the 2013 Equity Incentive Plan (the “Plan”). The Plan reserves 8,550,000 shares of common stock for grant to directors, officers, consultants, advisors or employees of the Company.

Employment Agreements

On January 9, 2013, we entered into an employment agreement with Marc Wexler pursuant to which Mr. Wexler will serve as our Chief Executive Officer for a period of two years in consideration for an annual salary of $150,000. Mr. Wexler is entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee of the Board of Directors (the “Compensation Committee”) (or by the independent members of the Board of Directors, if there is no Compensation Committee). Furthermore, Mr. Wexler is eligible for such grants of awards under the Company’s 2013 Equity Incentive Plan as the Compensation Committee may from time to time determine.

On January 9, 2013, we entered into an employment agreement with David Wolfson pursuant to which Mr. Wolfson will serve our Chief Financial Officer for a period of two years in consideration for an annual salary of $80,000. Mr. Wolfson is entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee (or by the independent members of the Board of Directors, if there is no Compensation Committee). Furthermore, Mr. Wolfson is eligible for such grants of awards under the Company’s 2013 Equity Incentive Plan as the Compensation Committee may from time to time determine.

On January 9, 2013, we entered into an employment agreement with Saverio Pugliese pursuant to which Mr. Pugliese will serve as our President for a period of two years in consideration for an annual salary of $150,000. Mr. Pugliese is entitled to an annual bonus if the Company meets or exceeds criteria adopted by the Compensation Committee (or by the independent members of the Board of Directors, if there is no Compensation Committee). Furthermore, Mr. Pugliese is eligible for such grants of awards under the Company’s 2013 Equity Incentive Plan as the Compensation Committee may from time to time determine.

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Director Compensation

We have not adopted compensation arrangements for members of our board of directors.

Directors’ and Officers’ Liability Insurance

The Company is in process of obtaining directors’ and officers’ liability insurance insuring its directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance also insures the Company against losses which we may incur in indemnifying our officers and directors.  In addition, the Company has entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and the Company’s Certificate of Incorporation and Bylaws.

Certain Relationships and Related Transactions

Except as described below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

Be Active Brands, Inc.

Three notes payable, dated 12/31/10, 12/31/10 and 12/31/09, in the amounts of $161,021, $161,021 and $25,555 were issued to two officers, Mr. Wexler and Mr. Pugliese and one former officer, Mr. Haramis of Be Active. The unsecured notes are payable on demand and bears no interest rate. The proceeds of the notes were used to pay general operating expenses.

On January 26, 2011, Be Active and the shareholders of all Class A and Class B common stock (the “Shareholders”) of Be Active entered into an Agreement of Shareholders of Be Active Brands, Inc. (the “Shareholder Agreement”). Pursuant to the Shareholder Agreement, Be Active was prohibited to issue, sell or otherwise transfer to any shareholder any common stock or other equity securities of Be Active (“Offered Securities”) without first offering each of the Shareholders the opportunity to concurrently purchase such Offered Securities. The Shareholders agreed to certain exceptions for certain issuances, sales or transfers, including, issuances under an incentive program, issuances pursuant to an underwritten public offering, issuances in connection with an acquisition through a merger, exchange or reorganization, issuances in connection with a joint venture, strategic partnership, settlement, debt financing (other than for primarily equity financing purposes) or commercial transaction approved by the Be Actives Board of Directors, issuances in connection with conversion of Class B common stock, issuances pursuant to any stock split, dividend, or otherwise made pursuant to Be Active’s certificate of incorporation or issuances that are otherwise excluded by the majority of the Shareholders. In addition, the Shareholder Agreement restricted the sale, transfer, assignment, conveyance or encumbrance of any of the Shareholders’ common stock without the prior written consent of Be Active’s Board of Directors unless such transfer is a testamentary or intestate succession to any spouse, parent, sibling, child or grandchild of the Shareholder or such transfer is made in order to settle a Shareholder’s estate (“Permitted Transfers”). Furthermore, if the Shareholders who own at least 51% of the voting rights of Be Active agree to sell all or a portion of their shares in a bona fide arm’s length transaction then all Shareholders must contemporaneously sell all their shares or in the same proportion of their shares in such transaction (“Drag and Tag Transfer”). Except for any Permitted Transfers or any Drag and Tag Transfers, the Shareholders also agreed to provide a right of first refusal to all other Shareholders in the event such Shareholder sells, transfers, conveys, encumbers or otherwise alienate their shares of Be Active common stock.

Be Active holds a revolving credit facility at Signature Bank for $200,000, with interest at the prime rate (the prime rate of interest was 3.25% at December 31, 2011 and 2010) plus 1% per annum. The primary obligors on the facility are our Chief Executive Officer and Chairman, Marc Wexler, and our President and Director, Saverio Pugliese, and the Company is a guarantor. On November 15, 2012, two Class A common shareholders of the Company advanced Be Active $200,000, the proceeds of which were used to repay $198,000 of the revolving credit facility.

Our Chief Financial Officer, David Wolfson, is a partner of Schulman Wolfson & Abruzzo, LLP, a public accounting firm that provides consulting (non-auditing) services to the Company. For the periods ended September 30, 2012 and 2011, the Company incurred $41,000 and $39,000, respectively, to the accounting firm for accounting, consulting and tax services. For the year ended December 31, 2011 and 2010, the Company incurred $52,000 and $5,000, respectively, to the accounting firm for accounting, consulting and tax services.

Be Active rents space from a company that is owned by Marc Wexler, our Chief Executive Officer and Chairman, Saverio Pugliese, our President and Director, and David Wolfson, our Chief Financial Officer and Director. For the periods ended September 30, 2012 and 2011, rent paid was $0 and $10,500, respectively. For the year ended December 31, 2011 and 2010, rent paid was $10,500 and $0, respectively.

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Be Active Holdings, Inc.

On January 9, 2008, we issued 3,000,000 shares of our common stock to Mr. Zeev Joseph Kiper, our President, Treasurer and Director, for cash payment to us of $300. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Kiper, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On July 20, 2009, we issued 1,000,000 shares of our common stock to Ms. Hana Abu, our Secretary and Director, for cash payment to us of $100. We believe this issuance was deemed to be exempt under the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Ms. Abu, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On April 12, 2010, we issued 450,000 shares of our common stock to Ms. Hana Abu, our Secretary and Director, for cash payment to us of $9.000. We believe this issuance was deemed to be exempt under the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Ms. Abu, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On February 9, 2011, Ms. Hana Abu, a former Director of the Company, provided the Company a loan, for the purposes of working capital, in the amount of $7,500. The loan was unsecured, non-interest bearing and due on demand. At September 30, 2012, there was an unpaid principal of $80 remaining on the loan. Pursuant to the Split-Off, the loan was assigned and assumed by SplitCo, which entity was spun off to former officer and director of the Company.

As of October 24, 2011, loans from related parties amounted to $7,500 and represented working capital advances from Ms. Hani Abu, a Director and stockholder of the Company. The loan was provided by Ms. Abu on February 9, 2011; the principal has not been repaid to date; and the largest aggregate amount of principal outstanding during the period from February 9, 2011 to date has been $7,500.  The loan is unsecured, non-interest bearing and due on demand. Pursuant to the Split-Off, the loan was assigned and assumed by SplitCo, which entity was spun off to former officer and director of the Company.

Market Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. (FINRA) under the symbol “JALA”. There is currently no trading market in our stock.

              The registrar and transfer agent for our common stock is Equity Stock Transfer located at 110 Green Street, Suite 403, New York, New York 10012. Their telephone number is 917-746-4597.

As of January 9, 2013, we had approximately 75 shareholders of record of our common stock.

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  We currently intend to use all our available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends .

Securities Authorized for Issuance Under Equity Compensation Plans

On January 9, 2013, we adopted the 2013 Equity Incentive Plan and reserved 8,550,000 shares for issuance thereunder. As of January 9, 2013, no awards were made under the 2013 Equity Incentive Plan.

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Unregistered Sales of Equity Securities

Sales by Be Active

On September 21, 2010, Be Active sold 25.6 shares of Be Active’s Class B common stock to certain investors for a total consideration of $128,000.

On November 24, 2010, Be Active sold 20 shares of Be Active’s Class B common stock to an investor for a total consideration of $100,000.

On January 27, 2011, Be Active sold 200 shares of Be Active’s Class B common stock to certain investors for a total consideration of $1,000,000.

On January 28, 2011, Be Active sold 20 shares of Be Active’s Class B common stock to an investor for a total consideration of $100,000.

On January 27, 2012, Be Active sold 20 shares of Be Active’s Class B common stock to an investor for a total consideration of $100,000.

On April 30, 2012, Be Active sold 14 shares of Be Active’s Class B common stock to an investor for a total consideration of $70,000.

Between August 2012 and November 2012, Be Active issued an aggregate of $385,000 of its 10% Convertible Promissory Notes (the “10% Notes”) to investors. The 10% Notes mature one year from the date of issuance and accrue interest at 10% per annum. As further discussed herein, the 10% Notes converted into the Private Placement at a per Unit price of $0.19.

The sales of the securities discussed above were made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act.  The shares were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Sales by the Company

On January 9, 2008, we issued 3,000,000 shares of our common stock to Mr. Zeev Joseph Kiper, our President, Treasurer and Director, for cash payment to us of $300. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Mr. Kiper, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On July 20, 2009, we issued 1,000,000 shares of our common stock to Ms. Hana Abu, our Secretary and Director, for cash payment to us of $100. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Ms. Abu, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

From December 2009 through April 2010, we issued 1,775,000 shares of common stock to 44 investors in a fully subscribed private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The consideration paid for such shares was $0.02 per share, amounting in the aggregate to $35,500. Each purchaser represented to us that such purchaser was not a United States person (as defined in Regulation S) and was not acquiring the shares for the account or benefit of a United States person. Each purchaser further represented that at the time of the origination of contact concerning the subscription for the shares and the date of the execution and delivery of the subscription agreement for such shares, such purchaser was outside of the United States. We did not make any offers in the United States, and there were no selling efforts in the United States. There were no underwriters or broker-dealers involved in the private placement and no underwriting discounts or commissions were paid.

On April 12, 2010, we issued 450,000 shares of our common stock to Ms. Hana Abu, our Secretary and Director, for cash payment to us of $9.000. We believe this issuance was deemed to be exempt under Regulation S of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offering and sale was made only to Ms. Abu, who is a non-U.S. citizen, and transfer was restricted by us in accordance with the requirements of the Securities Act of 1933.

On January9, 2013, the Company sold an aggregate of 3,852,403 Units in the Private Placement, which is further described in Item 3.02 herein.

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Description of Capital Stock

Authorized Capital Stock

We have authorized 250,000,000 shares of capital stock, par value $0.0001 per share, of which 200,000,000 are shares of common stock and 50,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Merger and the Split-off, we have issued and outstanding securities on a fully diluted basis:

•	54,206,489 shares of common stock;

•	Warrants to purchase 3,852,403 shares of common stock

Common Stock

The holders of our common stock will be entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our Common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Preferred Stock

Our Board of Directors is authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Options and Warrants

Options under the Plan

The Company has adopted its 2013 Equity Incentive Plan pursuant to which 8,550,000 shares of the Company’s Common Stock are reserved for issuance to employees, directors, consultants, and other service providers. To date, no options have been issued under the 2013 Equity Incentive Plan.

Warrants

In connection with the Private Placement, we issued three year warrants to purchase an aggregate of 3,852,403 shares of our common stock at an exercise price of $0.30 per share, subject to certain adjustments (the “Warrants”).  The Warrants contain limitations on exercise, including the limitation that the holders may not convert their warrants to the extent that upon exercise the holder, together with its affiliates, would own in excess of 4.99% of our outstanding shares of common stock (subject to an increase upon at least 61-days’ notice by the subscriber to us, of up to 9.99%).  For as long as the Warrant remains outstanding, the Warrant contains standard anti-dilution protection in the event the Company’s issues common stock at a lower per share price.

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Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

The Company’s Certificate of Incorporation and By-Laws provide that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director's duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

The Company’s Certificate of Incorporation and By-Laws provide that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

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Item 3.02  Unregistered Sales of Equity Securities.

Private Placement

On January 9, 2013, the Company entered into subscription agreements (the “Agreements”) with certain investors (the “Investors”) whereby it sold an aggregate of 3,852,403 units (the “Units”) for an aggregate purchase price of $804,999.88. $419,999.88 of the Units were sold at a purchase price $0.23 per Unit (the “Private Placement”).  As part of the Private Placement (and inclusive in the foregoing), holders of Be Active 10% Notes, in the aggregate principal amount of $385,000, were, by their terms, automatically converted into Units in the Private Placement at a per Unit price of $0.19 into the Private Placement. Each Unit consists of: (i) one share of the Company’s common stock, par value $0.0001 per share (at the election of any purchaser who would, as a result of purchase of Units, become a beneficial owner of five (5%) percent or greater of the outstanding  Common Stock of the Company, the Units shall consist of (in lieu of one share of Common Stock) one share of the Company’s Series A Preferred Stock, par value $0.0001 per share which is convertible into one share of Common Stock) and (ii) a three (3) year warrant to purchase 100% percent of the number of shares purchased in the Private Placement at a per share exercise price of $0.30.  As of January 9, 2013, no investors subscribed for Units containing shares of Series A Preferred Stock and the Company determined not to file a Series A Preferred Stock Certificate of Designation with the Secretary of State of Delaware.

The Warrants may be exercised until the third anniversary of their issuance at a cash exercise price of $0.30 per share, subject to adjustment.   The Warrants contain anti-dilution protection such that (with the exception of Excepted Issuances, as defined in the Warrants) if the Company issues common stock prior to the complete exercise of the Warrant for consideration less than the Exercise Price, then the Exercise Price shall be reduced to such lower price.

The Company has entered into registration rights agreements with the Investors, pursuant to which the Company has agreed to file a “resale” registration statement with the SEC covering all shares of our common stock sold in the Offering and underlying any Warrants within 60 days of the final closing of the Private Placement (the “Filing Date”).  The Company has agreed to maintain the effectiveness of the registration statement from the effective date until all securities have been sold or are otherwise able to be sold pursuant to Rule 144. The Company has agreed to use its reasonable best efforts to have the registration statement declared effective within 120 days (the “Effectiveness Date”) of the Filing Date.

The Company is obligated to pay to Investors a fee of 1% per month of the Investors’ investment, payable in cash, for every thirty (30) day period up to a maximum of 6%, (i) following the Filing Date that the registration statement has not been filed and (ii) following the Effectiveness Date that the registration statement has not been declared effective; provided, however, that the Company shall not be obligated to pay any such liquidated damages if the Company is unable to fulfill its registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the SEC pursuant to its authority with respect to “Rule 415”, provided the Company registers at such time the maximum number of shares of common stock permissible upon consultation with the staff of the SEC and provided further that the Company shall not be obligated to pay liquidated damages at any time following the one year anniversary of the Final Closing Date (as defined in the Subscription Agreements).

The Units were all sold and issued only to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06	Change in Shell Company Status

As a result of the consummation of the Merger described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

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Item 5.07	Submission of Matters to a Vote of Security Holders

On January 9, 2013, holders of a majority of the voting capital stock of the Company adopted the 2013 Equity Incentive Plan which reserves 8,550,000 shares of the Company’s Common Stock thereunder for issuance to officers, directors, employees and consultants of the Company.

Item 9.01	Financial Statements and Exhibits

  (a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), (i) Be Active’s audited financial statements for the periods December 31, 2010 and 2011, and (ii) Be Active’s unaudited financial statements for the three and nine months ended September 30, 2012, are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

  (b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 9, 2013, by and among Be Active Holdings, Inc., Be Active Brands, Inc. and Be Active Acquisition Corp.
2.2	Certificate of Merger, dated January 9, 2013 merging Be Active Acquisition Corp. with and into Be Active Brands, Inc.
10.1	Form of Subscription Agreement
10.2	Form of Registration Rights Agreement
10.3	Form of Warrant
10.4	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (Split-off)
10.5	Stock Purchase Agreement (Split-off)
10.6	Form of Directors and Officers Indemnification Agreement
10.7	2013 Equity Incentive Plan
10.8	Form of 2013 Incentive Stock Option Agreement
10.9	Form of 2013 Non-Qualified Stock Option Agreement
10.10	Employment Agreement between the Company and Marc Wexler
10.11	Employment Agreement between the Company and David Wolfson
10.12	Employment Agreement between the Company and Saverio Pugliese

21.1	List of Subsidiaries
99.1	Be Active Brands, Inc. audited financial statements for the years ended December 31, 2011 and 2010
99.2	Be Active Brands, Inc. unaudited financial statements for the three and nine months ended September 30, 2012 and 2011
99.3	Pro forma unaudited consolidated financial statements for the nine months ended September 30, 2012 and 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 15, 2013

BE ACTIVE HOLDINGS, INC.

By:	/s/ Marc Wexler
Name: Marc Wexler
Title: Chief Executive Officer and Chairman

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